        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1998

                                                     1940 ACT FILE NO. 811-07567

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                 --------------------
                                      FORM N-1A
                 REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                     ACT OF 1940  |X|


                                   AMENDMENT NO. 2     |X|

                           (CHECK APPROPRIATE BOX OR BOXES)
                                ---------------------

                   STATE STREET NAVIGATOR SECURITIES LENDING TRUST
                   -----------------------------------------------
                    (FORMERLY NAVIGATOR SECURITIES LENDING TRUST)
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           TWO INTERNATIONAL PLACE, 31ST FLOOR, BOSTON, MASSACHUSETTS 02110
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                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 664-2500
                                                              --------------
                      -----------------------------------------
                        PHILIP H. NEWMAN, ASSISTANT SECRETARY
                                    EXCHANGE PLACE
                             BOSTON, MASSACHUSETTS 02109
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                --------------------

                                       COPY TO:

                                  M. BRADLEY JACOBS
                         STATE STREET BANK AND TRUST COMPANY
                               TWO INTERNATIONAL PLACE
                             BOSTON, MASSACHUSETTS 02110


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

                   STATE STREET NAVIGATOR SECURITIES LENDING TRUST

                          CONTENTS OF REGISTRATION STATEMENT

THIS REGISTRATION STATEMENT CONSISTS OF THE FOLLOWING PAPERS AND DOCUMENTS:

     Cover Sheet

     Contents of Registration Statement

     Cross Reference Sheet

     Part A - Prospectus

     Part B - Statement of Additional Information

     Part C - Other Information

     Signature Page

     Exhibits

                                CROSS REFERENCE SHEET

                        (REGISTRATION STATEMENT ON FORM N-1A)




                    FORM N-1A ITEM NO.                                PROSPECTUS
                    ------------------
                          PART A                                        HEADING
                          ------                                        -------
      1.    Cover Page                                    *
      2.    Synopsis                                      *
      3.    Condensed Financial Information               *
      4.    General Description of Registrant             General Description of Registrant
      5.    Management of the Trust                       Management of the Trust
     5A.    Management's Discussion of Fund Performance   *
      6.    Capital Stock and Other Securities            Capital Stock and Other Securities
      7.    Purchase of Securities Being Offered          Purchase of Securities Being Offered
      8.    Redemption or Repurchase                      Redemption or Repurchase
      9.    Pending Legal Proceedings                     Not Applicable

                          PART B                                        HEADING
                          ------                                        -------
     10.    Cover Page                                    Cover Page

     11.    Table of Contents                             Table of Contents
     12.    General Information and History               General Information and History
     13.    Investment Objectives and Policies            Investment Objectives and Policies
     14.    Management of the Registrant                  Management of the Registrant
     15.    Control Persons and Principal Holders of      Control Persons and Principal Holders of
            Securities                                    Securities
     16.    Investment Advisory and Other Services        Investment Advisory and Other Services
     17.    Brokerage Allocation and Other Practices      Brokerage Allocation and Other Practices
     18.    Capital Stock and Other Securities            Capital Stock and Other Securities
     19.    Purchase, Redemption and Pricing of           Purchase, Redemption and Pricing of
            Securities Being Offered                      Securities Being Offered
     20.    Tax Status                                    Tax Status
     21.    Underwriters                                  Not Applicable
     22.    Calculation of Performance Data               Calculation of Performance Data
     23.    Financial Statements                          Financial Statements



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* PURSUANT TO GENERAL INSTRUCTION F4 OF FORM N-1A, A REGISTRATION STATEMENT
FILED UNDER ONLY THE INVESTMENT COMPANY ACT OF 1940 SHALL CONSIST OF THE FACING SHEET OF THE FORM, RESPONSES TO ALL ITEMS OF PARTS A AND B EXCEPT ITEMS 1, 2, 3 AND 5A OF PART A THEREOF, RESPONSES TO ALL ITEMS OF PART C EXCEPT ITEMS 24(b)(6), 24(b)(10), 24(b)(11), 24(b)(12) AND 24(b)(16), REQUIRED SIGNATURES,
AND ALL OTHER DOCUMENTS THAT ARE REQUIRED OR WHICH THE REGISTRANT MAY FILE AS PART OF THE REGISTRATION STATEMENT.

                                        PART A

ITEM 1. COVER PAGE

   Not Applicable.

ITEM 2. SYNOPSIS

   Not Applicable.

ITEM 3. CONDENSED FINANCIAL INFORMATION

   Not Applicable.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT

   State Street Bank and Trust Company ("State Street") has established a securities lending program for its clients. Each client that participates in the securities lending program as a lender (each, a "Lender" and collectively, the "Lenders") enters into a securities lending authorization agreement with State Street. Under such agreement, State Street is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of investments. State Street Navigator Securities Lending Trust (formerly Navigator Securities Lending Trust) (the "Trust") has been established primarily for the investment and reinvestment of cash collateral on behalf of Lenders participating in State Street's securities lending program.


   The Trust is an open-end management investment company registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). It is an association with transferable shares organized pursuant to a Master Trust Agreement, dated June 15, 1995 (the "Master Trust Agreement"), under the laws of the Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust). The Trust has established three series of shares of beneficial interest representing interests in three separate portfolios: State Street Navigator Securities Lending Government Portfolio (formerly Navigator Securities Lending Government Portfolio), State Street Navigator Securities Lending Prime Portfolio (formerly Navigator Securities Lending Prime Portfolio) and State Street Navigator Securities Lending Short-Term Bond Portfolio (formerly Navigator Securities Lending Short-Term Bond Portfolio) (each, a "Portfolio" and collectively, the "Portfolios"). State Street Navigator Securities Lending Government Portfolio and State Street Navigator Securities Lending Short-Term Bond Portfolio, however, are not yet operational. Each Portfolio is diversified within the meaning of the 1940 Act.

   Shares of State Street Navigator Securities Lending Prime Portfolio are being offered to the Lenders in connection with State Street's securities lending program. Shares of that Portfolio are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee; assets of the Trust are not subject to a Rule 12b-1 fee.


THE PORTFOLIOS

   Set forth below is a summary of the investment objectives and policies of each Portfolio. The investment objectives of each Portfolio may be changed at any time by the Board of Trustees of the Trust (the "Board of Trustees" or the "Trustees") upon at least 30 days' prior written notice to shareholders of the Portfolio. See the Statement of Additional Information for a description of each Portfolio's investment restrictions.

   STATE STREET NAVIGATOR SECURITIES LENDING GOVERNMENT PORTFOLIO. State Street Navigator Securities Lending Government Portfolio will seek to (i) maximize current income to the extent consistent with the preservation of capital and liquidity and (ii) maintain a stable $1.00 per share net asset value by investing in dollar denominated securities with remaining maturities of one year or less. This Portfolio will invest exclusively in securities issued or backed by the U.S. Government or its agencies or instrumentalities ("U.S. Government Securities") and in repurchase agreements collateralized with U.S. Government Securities. All investments will qualify as "eligible securities" within the meaning of Rule 2a-7 under the 1940 Act. State Street Navigator Securities Lending Government Portfolio will seek to maintain a stable net asset value per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7 under the 1940 Act.


   STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO. State Street Navigator Securities Lending Prime Portfolio will seek to (i) maximize current income to the extent consistent with the preservation of capital and liquidity and (ii) maintain a stable $1.00 per share net asset value by investing in dollar denominated securities with remaining maturities of one year or less. This Portfolio will invest in a variety of high quality U.S. dollar-denominated instruments, including (a) U.S. Government Securities; (b) instruments of U.S. and foreign banks, including certificates of deposit, banker's acceptances and time deposits (including Eurodollar certificates of deposit, Eurodollar time deposits and Yankee certificates of deposit); (c) corporate debt obligations, including commercial paper of U.S. and foreign companies; (d) variable amount master demand notes; (e) debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations; (f) repurchase agreements; (g) mortgage-backed securities; (h) asset-backed securities; (i) floating-rate notes, medium term notes and master term notes; and (j) shares of other money market funds and similar commingled investment funds. All investments will qualify as "eligible securities" within the meaning of Rule 2a-7 under the 1940 Act. State Street Navigator Securities Lending Prime Portfolio will seek to maintain a stable net asset value per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7 under the 1940 Act.

   STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO. State Street Navigator Securities Lending Short-Term Bond Portfolio will seek to maximize current income to the extent consistent with the preservation of capital and liquidity. State Street Navigator Securities Lending Short-Term Bond Portfolio, however, will not seek to maintain a stable net asset value per share. Accordingly, the investment return and principal value of an investment in State Street Navigator Securities Lending Short-Term Bond Portfolio will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost. This Portfolio will invest in the same U.S. dollar-denominated instruments in which State Street Navigator Securities Lending Prime Portfolio invests. In addition, State Street Navigator Securities Lending Short-Term Bond Portfolio may invest in mortgage-backed and asset-backed securities and other U.S. dollar-denominated corporate, governmental and supranational debt obligations with maturities in excess of 13 months, subject to certain quality and duration requirements established for the Portfolio. State Street Navigator Securities Lending Short-Term Bond Portfolio may invest in forward contracts, futures, options and swap agreements for the purpose of modifying the average effective duration of the portfolio and creating synthetic floating-rate securities. At the time of purchase, the maximum effective duration of any security will not exceed five years. The average effective duration of State Street Navigator Securities Lending Short-Term Bond Portfolio, after giving effect to all duration shortening positions, will be managed to be between one and 120 days. At the time of purchase, (i) all securities with remaining maturities of 13 months or less will qualify as "first tier securities" within the meaning of Rule 2a-7(a)(6) under the 1940 Act; and (ii) all securities with remaining maturities in excess of 13 months will (a) be rated "A" or better by at least two nationally recognized statistical rating organizations (each, an "NRSRO"), or (b) if rated by only one NRSRO, be rated "A" or better by such NRSRO, or (c) if unrated, be determined by State Street to be of comparable quality. The Portfolio will not acquire any security (other than a U.S. Government Security) if, as a result thereof, such security would represent more than five percent of the Portfolio's assets.

   State Street Navigator Securities Lending Short-Term Bond Portfolio will not seek to maintain a stable net asset value per share by means of the amortized cost method. By means of managing the average effective duration of State Street Navigator Securities Lending Short-Term Bond Portfolio, however, State Street will seek to minimize fluctuations in the value of the Portfolio. Securities with maturities of 60 days or less will be valued based upon the amortized cost method. The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined by the Board of Trustees of the Trust.

INVESTMENT POLICIES

   The investment policies described below reflect the current practices of each Portfolio, are not fundamental, and may be changed by the Board of Trustees of the Trust without shareholder approval. To the extent consistent with each Portfolio's investment objective and other stated policies and restrictions, and unless otherwise indicated, each Portfolio may invest in the following instruments and may use the following investment techniques:

   U.S. GOVERNMENT SECURITIES. The types of U.S. Government securities in which the Portfolios may at times invest include obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury, (ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. Government agency or instrumentality or (iv) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Valley Authority, Asian-American Development Bank, Student Loan Marketing Association, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to such U.S. Government agencies or instrumentalities described in (ii), (iii) and (iv), other than as set forth above, since it is not obligated to do so by law.

   REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the securities within a specified time (normally one day) at the Portfolio's cost plus interest. A Portfolio will enter into repurchase agreements only with financial institutions that State Street determines are creditworthy in accordance with guidelines established by the Board of Trustees. No Portfolio will invest more that 10% of its net assets (taken at current market value) in repurchase agreements maturing in more than seven days. Should the counterparty to a repurchase agreement transaction fail financially, the Portfolio may experience delays in realizing on the collateral securing the counterparty's obligations or a loss of rights in such collateral. Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate the Portfolio fully. The Portfolio must take possession of collateral either directly or through a third-party custodian. All repurchase transactions must be collateralized at a minimum of 102% and counterparties are required to deliver additional collateral in the event the market value of the collateral falls below 102%.

   STRIPPED SECURITIES. Each Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. A Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts ("TIGRS") and Certificates of Accrual on Treasuries ("CATS"). The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on U.S. Treasury obligations which they represent is so guaranteed.

   ELIGIBLE DERIVATIVE INSTRUMENTS (STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO ONLY). State Street Navigator Securities Lending Short-Term Bond Portfolio may invest in forwards, futures, options and swap agreements within the following parameters. Derivative instruments may be used to create synthetic fixed income securities and to modify portfolio average duration. Derivative positions within the Portfolio will be managed so that the average effective duration remains below the 120 day upper limit specified for the Portfolio. The total absolute value of the option adjusted duration dollars of the derivative positions shall be less than or equal to 10% of the option adjusted duration dollars of the underlying investment positions.


   VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. State Street Navigator Securities Lending Prime Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 13 months only if the Portfolio has a right to demand payment of the principal of the instrument at least once every thirteen months upon not more that 30 days' notice.


   Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days' notice and do not have an active trading market) that are acquired by a Portfolio are subject to a Portfolio's percentage limitations regarding securities that are illiquid or not readily marketable. State Street will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and their ability to repay principal and interest.

   AFFILIATED BANK TRANSACTIONS. Pursuant to exemptive orders issued by the Securities and Exchange Commission (the "SEC"), the Portfolios may engage in certain transactions with banks that are, or may be considered to be, affiliated persons of the Portfolios under the 1940 Act. Such transactions may be entered into only pursuant to procedures established, and periodically reviewed by, the Board of Trustees. These transactions may include purchases, as principal, of short-term obligations of, and repurchase agreements with, the 50 largest U.S. banks (measured by deposits); transactions in municipal securities; and transactions in U.S. Government securities with affiliated banks that are primary dealers in these securities.

   WHEN-ISSUED TRANSACTIONS. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

   Each Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but a Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high quality debt securities equal to the amount of the above commitments will be segregated on each Portfolio's records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio's records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. No Portfolio will invest more than 25% of its net assets in when-issued securities.

   Securities purchased on a when-issued basis and the securities held by each Portfolio are subject to changes in market value based upon the public's perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income a Portfolio remains substantially fully invested at the same time that it has purchased securities on a "when-issued" basis, there will be a greater possibility of fluctuation in the Portfolio's net asset value.

   When payment for when-issued securities is due, each Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

   FORWARD COMMITMENTS (STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO AND STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO ONLY). Each of State Street Navigator Securities Lending Prime Portfolio and State Street Navigator Securities Lending Short-Term Bond Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Portfolio's ability to manage its investment portfolio, maintain a stable net asset value and honor redemption requests. When effecting such transactions, cash or liquid high quality debt obligations held by the Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on the Portfolio's records at the trade date and maintained until the transaction is settled. The failure of the other party to the transaction to complete the transaction may cause the Portfolio to miss an advantageous price or yield. The Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.


   SECTION 4(2) COMMERCIAL PAPER (STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO AND STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO ONLY). State Street Navigator Securities Lending Prime Portfolio and State Street Navigator Securities Lending Short-Term Bond Portfolio may invest in commercial paper issued in reliance on the so-called private placement exemption from registration afforded by Section 4(2) of the 1933 Act ("Section 4(2) paper"). Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors, such as State Street Navigator Securities Lending Prime Portfolio and State Street Navigator Securities Lending Short-Term Bond Portfolio, that agree they are purchasing the paper for investment and not with a view to distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) paper normally is resold to other institutional investors through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. Section 4(2) paper will not be subject to a Portfolio's 10% limitation on illiquid securities, set forth below, where State Street (pursuant to guidelines established by the Board of Trustees) determines that a liquid trading market exists for the securities.

   ILLIQUID SECURITIES. A Portfolio will not invest more than 10% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more that seven days' duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

   VARIABLE AMOUNT MASTER DEMAND NOTES (STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO AND STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO ONLY). State Street Navigator Securities Lending Prime Portfolio and State Street Navigator Securities Lending Short-Term Bond Portfolio may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed formula.


   MORTGAGE-RELATED PASS-THROUGH SECURITIES (STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO AND STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO ONLY). State Street Navigator Securities Lending Prime Portfolio and State Street Navigator Securities Lending Short-Term Bond Portfolio may invest in mortgage-related securities. Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans. These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to residential home buyers throughout the United States. The securities are "pass-through" securities because they provide investors with monthly payments of principal and interest that, in effect, are a "pass-through" of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer or guarantor of the pass-through certificates. The principal governmental issuer of such securities is the Government National Mortgage Association ("GNMA"), which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Government-related issuers include the Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the United States created pursuant to an act of Congress, which is owned entirely by the Federal Home Loan Bank, and the Federal National Mortgage Association ("FNMA"), a government sponsored corporation owned entirely by private stockholders. Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities.


               a. GNMA MORTGAGE PASS-THROUGH CERTIFICATES ("GINNIE MAES"). Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration. Ginnie Maes entitle the holder to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer which assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment. Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loan, Ginnie Maes are of the "modified pass-through" mortgage certificate type. GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes as securities backed by an eligible pool of mortgage loans. The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty. The market for Ginnie Maes is highly liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.


               b. FHLMC MORTGAGE PARTICIPATION CERTIFICATES ("FREDDIE MACS"). Freddie Macs represent interests in groups of specified first lien residential conventional mortgage loans underwritten and owned by FHLMC. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. In cases where FHLMC has not guaranteed timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying loan, but in no event later than one year after it becomes payable. Freddie Macs are not guaranteed by the United States or by any of the Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. The secondary market for Freddie Macs is highly liquid because of the size of the market and the active participation in the secondary market by FHLMC, securities dealers and a variety of investors.


               c. FNMA GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES ("FANNIE MAES"). Fannie Maes represent an undivided interest in a pool of conventional mortgage loans secured by first mortgages or deeds of trust, on one-family to four-family residential properties. FNMA is obligated to distribute scheduled monthly installments of principal and interest on the loans in the pool, whether or not received, plus full principal of any foreclosed or otherwise liquidated loans. The obligation of FNMA under its guaranty is solely the obligation of FNMA and is not backed by, nor entitled to, the full faith and credit of the United States.


   The market value of mortgage-related securities depends on, among other things, the level of interest rates, the certificates' coupon rates and the payment history of the underlying borrowers.

   Although the mortgage loans in a pool underlying a mortgage pass-through certificate will have maturities of up to 30 years, the average life of a mortgage pass-through certificate will be substantially less because the loans will be subject to normal principal amortization and also may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in mortgage interest rates. In periods of falling interest rates, the rate of prepayment on higher interest mortgage rates tends to increase, thereby shortening the actual average life of the mortgage pass-through certificate. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the average life of the mortgage pass-through certificate. Accordingly, it is not possible to predict accurately the average life of a particular pool. However, based on current statistics, it is conventional to quote yields on mortgage pass-through certificates based on the assumption that they have effective maturities of 12 years. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, mortgage pass-through certificates with underlying loans bearing interest rates in excess of the market rate can be less effective than typical noncallable bonds with similar maturities at "locking in" yields during periods of declining interest rates, although they may have comparable risks of declining in value during periods of rising interest rates.

   ZERO COUPON SECURITIES. These securities are notes, bonds and debentures that: (i) do not pay current interest and are issued at a substantial discount from par value; (ii) have been stripped of their unmatured interest coupons and receipts; or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.

   Because the Portfolios accrue taxable income from zero coupon securities without receiving regular interest payments in cash, each Portfolio may be required to sell portfolio securities in order to pay a dividend depending, among other things, upon the number of shareholders who elect to receive dividends in cash rather than reinvesting dividends in additional shares of the Portfolio. Investing in these securities might also force the Portfolio to sell portfolio securities to maintain portfolio liquidity.

   Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.

   EURODOLLAR CERTIFICATES OF DEPOSIT (ECDS), EURODOLLAR TIME DEPOSITS (ETDS) AND YANKEE CERTIFICATES OF DEPOSIT (YCDS) (STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO AND STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO ONLY). ECDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks. ETDs are U.S. dollar denominated time deposits in foreign branches of U.S. banks and foreign banks. YCDs are U.S. dollar denominated certificates of deposit issued by U.S. branches of foreign banks. Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements.

RATINGS OF DEBT INSTRUMENTS

   MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") -- LONG TERM DEBT RATINGS. The following is a description of Moody's debt instrument ratings.

   Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

   Aa -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

   A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

   Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.


   STANDARD & POOR'S RATING GROUP ("S&P"). The ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default -- capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

   AAA -- Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

   AA -- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

   A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

   Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

RATINGS OF COMMERCIAL PAPER

   MOODY'S. Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

  o Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

  o Leading market positions in well-established industries.

  o High rates of return on funds employed.

  o Conservative capitalization structure with moderate reliance on debt and ample asset protection.

  o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

  o Well-established access to a range of financial markets and assured sources of alternate liquidity.

  o Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.



  o Issuers rated Not Prime do not fall within any of the Prime rating categories.

   S&P. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

   A-1 -- This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are deemed with a plus sign (+) designation.

   A-2 -- Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

   FITCH'S INVESTORS SERVICE, INC. ("FITCH"). Commercial paper rated by Fitch reflects Fitch's current appraisal of the degree of assurance of timely payment of such debt. An appraisal results in the rating of an issuer's paper as F-1, F-2, F-3, or F-4.

   F-1 -- This designation indicates that the commercial paper is regarded as having the strongest degree of assurance for timely payment.

   F-2 -- Commercial paper issues assigned this rating reflect an assurance of timely payment only slightly less in degree than those issues rated F-1.

   DUFF AND PHELPS, INC. Duff & Phelps' short-term ratings are consistent with the rating criteria utilized by money market participants. The ratings apply to all obligations with maturities of under one year, including commercial paper, the uninsured portion of certificates of deposit, unsecured bank loans, master notes, bankers acceptances, irrevocable letters of credit, and current maturities of long-term debt. Asset-backed commercial paper is also rated according to this scale.

   Emphasis is placed on liquidity which is defined as not only cash from operations, but also access to alternative sources of funds including trade credit, bank lines, and the capital markets. An important consideration is the level of an obligor's reliance on short-term funds on an ongoing basis.

   The distinguishing feature of Duff & Phelps' short-term ratings is the refinement of the traditional '1' category. The majority of short-term debt issuers carry the highest rating, yet quality differences exist within that tier. As a consequence, Duff & Phelps has incorporated gradations of '1+' (one plus) and '1-' (one minus) to assist investors in recognizing those differences.

   Duff 1+--Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free US Treasury short-term obligations.

   Duff 1--Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

   Duff 1- -- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

   Duff 2--Good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.


   IBCA, INC. In addition to conducting a careful review of an institution's reports and published figures, IBCA's analysts regularly visit the companies for discussions with senior management. These meetings are fundamental to the preparation of individual reports and ratings. To keep abreast of any changes that may affect assessments, analysts maintain contact throughout the year with the management of the companies they cover.

   IBCA's analysts speak the languages of the countries they cover, which is essential to maximize the value of their meetings with management and to properly analyze a company's written materials. They also have a thorough knowledge of the laws and accounting practices that govern the operations and reporting of companies within the various countries.

   Often, in order to ensure a full understanding of their position, companies entrust IBCA with confidential data. While the data cannot be disclosed in reports, they are taken into account when assigning ratings. Before dispatch to subscribers, a draft of the report is submitted to each company to permit correction of any factual errors and to enable clarification of issues raised.

   IBCA's Rating Committees meet at regular intervals to review all ratings and to ensure that individual ratings are assigned consistently for institutions in all the countries covered. Following the Committee meeting, ratings are issued directly to subscribers. At the same time, the company is informed of the ratings as a manner of courtesy, but not for discussion.

   Al+--Obligations supported by the highest capacity for timely repayment.

   A1--Obligations supported by a very strong capacity for timely repayment.

   A2--Obligations supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.


RISK FACTORS

   The shares of the Trust have not been registered under the 1933 Act and, because they will be offered only to a limited number of qualified investors, it is anticipated that they will be exempt from the registration provisions thereof. Shares of the Trust may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Trust may be redeemed in accordance with the terms of the Master Trust Agreement and the Confidential Offering Memorandum provided to shareholders.

   Investments in shares of the Trust are neither insured nor guaranteed by the government. There is no assurance that either State Street Navigator Securities Lending Government Portfolio or State Street Navigator Securities Lending Prime Portfolio Series of the Trust will maintain a stable net asset value of $1.00 per share. Shares in the Trust are not deposits or obligations of, or guaranteed or endorsed by, State Street, and shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, and involve investment risks including the possible loss of principal.

ITEM 5. MANAGEMENT OF THE TRUST

THE BOARD OF TRUSTEES

   Under Massachusetts law, the Board of Trustees of the Trust has overall responsibility for managing the Trust in good faith and in a manner that represents the best interests of the Trust. This management responsibility may be delegated. Accordingly, the Board of Trustees supervises the management, activities and affairs of the Trust and has approved contracts with State Street to provide day-to-day management required by the Trust.


THE ADVISER


   The Trustees, including a majority of the Trustees that are not "interested persons" of the Trust, as such term is defined in Section 2(a)(19) of the 1940 Act ("Independent Trustees"), have authorized State Street to serve as the investment adviser, custodian, transfer agent and administrator of the Trust.

   State Street is a Massachusetts-chartered trust company and a member of the Federal Reserve System. It is a wholly owned subsidiary of State Street Corporation, a publicly-held corporation and holding company registered under the

Federal Bank Holding Company Act of 1956, as amended. State Street is among the world's largest providers of institutional custody services, with assets under custody at December 31, 1997 of approximately $3.9 trillion. State Street also provides asset management services for numerous pension plans, foundations, governmental plans and high net worth individuals, and serves as the investment adviser or subadviser for several registered management investment companies, including SSgA Funds (formerly The Seven Seas Series Funds). At December 31, 1997, State Street had discretionary investment management authority with respect to approximately $390 billion in assets.

   State Street, which was the first custodian bank to provide securities lending services on a 24-hour basis through non-U.S. lending offices, currently administers the world's largest securities lending program. On average, during fiscal year 1997, State Street served as securities lending agent with respect to loan transactions involving in excess of $91.6 billion on loan.

   For the services it provides as adviser for State Street Navigator
Securities Lending Prime Portfolio and State Street Navigator Securities Lending Government Portfolio, State Street will receive a fee equal on an annual basis to 0.0175% of each Portfolio's average daily net assets. For the services it provides as adviser to State Street Navigator Securities Lending Short-Term Bond Portfolio, State Street will receive a fee equal on an annual basis to 0.05%. For the services it provides as administrator for each Portfolio, State Street will receive a fee equal on an annual basis to 0.035% of each Portfolio's average daily net assets for the first $300 million, plus 0.02% of each Portfolio's average daily net assets for the next $300 million and 0.005% of each Portfolio's average daily net assets thereafter (with a minimum annual fee of $125,000 per Portfolio). The contractual arrangements between the Trust and State Street have been approved initially for a two-year term by the Trustees, including a majority of the Independent Trustees, and will continue thereafter from year to year provided that the arrangements are approved by the Trustees, including a majority of the Independent Trustees. Shares of each Portfolio will be registered with the Trust's transfer agent in the name of State Street, as agent for each Lender, or the name of the Lender's custodian. State Street will pass through to each beneficial owner all voting rights with respect to the shares. No officer, director or employee of State Street will be an officer, trustee or employee of the Trust, unless permitted by applicable law.

   The name and title of the persons employed by State Street to manage the day-to-day operations of State Street Navigator Securities Lending Prime Portfolio, the length of time that each person has had such responsibility and each person's business experience during the past five years are set forth below:




                PORTFOLIO           PRIMARY PORTFOLIO         BUSINESS EXPERIENCE
            MANAGER AND TITLE         MANAGER SINCE       DURING THE PAST FIVE YEARS
            -----------------         -------------       --------------------------
   Robert Fort, Portfolio Manager    March 21, 1996    Portfolio Manager at the Dreyfus
                                                       Corp. through 3/96; State Street
                                                       from 3/96 to present


TRUST EXPENSES

   The Trust will pay all of its expenses other than those expressly assumed by State Street. The principal expenses of the Trust are the fees for advisory services, administration, custody and transfer agency services, all of which are payable to State Street. Other expenses include: (i) amortization of deferred organizational costs; (ii) taxes, if any; (iii) expenses for legal, auditing and financial accounting services; (iv) expense of preparing (including typesetting, printing and mailing) reports and notices to existing shareholders; (v) expense of issuing and redeeming Trust shares; (vi) the fees, travel expenses and other out-of-pocket expenses of Trustees who are not affiliated with State Street or any of its affiliates; (vii) extraordinary expenses as may arise, including expenses incurred in connection with litigation proceedings and claims and the legal obligations of the Trust to indemnify its Trustees, shareholders and agents; and (viii) other expenses properly payable by the Trust.

ITEM 5A. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

Not Applicable.

ITEM 6. CAPITAL STOCK AND OTHER SECURITIES

ATTRIBUTES OF PORTFOLIO SHARES

   The Trust issues a single class of shares divisible into an unlimited number of portfolio series, each of which is a separate and distinct sub-trust of the Trust. Each share of each sub-trust represents an equal proportionate interest in that sub-trust, has a par value of $.001 per share and is entitled to such dividends and distributions earned on assets belonging to such sub-trust as may be declared by the Trustees. Shares of the Trust are fully paid and non-assessable by the Trust and shareholders have no preemptive or appraisal rights.

   Each Trust share has one vote. Shareholders of the Trust have power to vote only (i) for the election or removal of Trustees, (ii) with respect to contracts as to which shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust, (iv) with respect to the amendment of the Master Trust Agreement, (v) to the same extent as stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any sub-trust thereof or the shareholders (provided, however, that a shareholder of a particular sub-trust shall not be entitled to vote with respect to a derivative or class action on behalf of any other sub-trust (or shareholder of any other sub-trust) of the Trust and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, the Master Trust Agreement, the Trust's Bylaws or as the Trustees may consider necessary or desirable.

   No annual or regular meeting of shareholders is required. Special meetings of shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the shareholders as provided in the Master Trust Agreement or as deemed necessary or desirable by the Trustees.

   Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any day on which State Street is open for business (a "Business Day").

CONTROL PERSONS

None.

SHAREHOLDER INQUIRIES

   All shareholder inquiries should be directed to State Street.

DIVIDENDS AND DISTRIBUTIONS

   The Trustees intend to declare dividends daily on shares of each Portfolio from net investment income and to pay such dividends as of the last business day of each month. Distributions from net long-term capital gains, if any, will be made at least annually. Generally, distributions will be declared and paid in December, if required for a Portfolio to avoid imposition of a 4% federal excise tax on distributed capital gains. It is anticipated that the Portfolios will not realize any material long-term capital gains or losses. Income dividends and capital gains distributions, if any, will be paid at their net asset value on the payment date of the dividend or distribution. A shareholder's right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

TAX CONSEQUENCES

   Each Portfolio intends to qualify as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a RIC, a Portfolio will not be subject to federal income taxes to the extent it distributes its net investment income and capital gain net income (capital gains in excess of capital losses) to shareholders. The Board of Trustees intends to distribute each year substantially all of each Portfolio's net investment income and capital gain net income. No Portfolio expects to be subject to any state or local taxes.

   Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws whether paid in cash or in additional shares. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares.

   Each Portfolio may purchase bonds at market discount (i.e., bonds with a purchase price less than original issue price or adjusted issue price). If such bonds are subsequently sold at a gain, then a portion of that gain equal to the amount of market discount, which should have been accrued through the sale date, will be taxable to shareholders as ordinary income.

   Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.


   The sale of Trust shares by a shareholder is a taxable event and may result in capital gain or loss. A capital gain or loss may be realized from an ordinary redemption of shares or an exchange of shares between two Portfolios. Any loss incurred on a sale or exchange of Trust shares will be treated as a long-term or short-term capital loss to the extent of capital gain dividends received with respect to such shares depending upon the length of time such shares were held by the shareholder.

   Shareholders will be notified after each calendar year of the amount of income dividends and net capital gains distributed and the percentage of a Portfolio's income attributable to U.S. Government Securities. Each Portfolio is required to withhold 31% of all taxable dividends, distributions and redemption proceeds payable to any noncorporate shareholder that does not provide the Portfolio with the shareholder's correct taxpayer identification number or certification that the shareholder is not subject to backup withholding.

   The foregoing discussion is only a summary of certain federal income tax issues generally affecting each Portfolio and its shareholders. Circumstances among investors may vary and each investor is encouraged to discuss an investment in a Portfolio with such investor's tax adviser.

ITEM 7. PURCHASE OF SECURITIES BEING OFFERED


   Shares of each operating Portfolio are available for purchase on each Business Day. Purchases are effected on behalf of a Lender by State Street, in its capacity as securities lending agent for the Lender. All shares are purchased at the net asset value per share of the Portfolio next determined after the purchase is communicated to the Trust. Each of State Street Navigator Securities Lending Government Portfolio and State Street Navigator Securities Lending Prime Portfolio will seek to maintain a stable net asset value per share of $1.00 by valuing its investment portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7 under the 1940 Act. State Street Navigator Securities Lending Short-Term Bond Portfolio will not seek to maintain a stable net asset value per share by means of the amortized cost method. By means of managing the average effective duration of State Street Navigator Securities Lending Short-Term Bond Portfolio, however, State Street will seek to minimize fluctuations in the value of the Portfolio. Securities with maturities of 60 days or less will be valued based upon the amortized cost method. The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined by the Board of Trustees of the Trust.

ITEM 8. REDEMPTION OR REPURCHASE

   Shares of each operating Portfolio may be redeemed on each Business Day at the net asset value per share of the Portfolio next determined after the redemption is communicated to the Trust. Redemptions are effected on behalf of a Lender by State Street, in its capacity as lending agent for the Lender.

   The net asset value per share of each operating Portfolio is determined as of 5:00 p.m. New York City time.

ITEM 9. PENDING LEGAL PROCEEDINGS

None.

                                        PART B

ITEM 10. COVER PAGE

                   STATE STREET NAVIGATOR SECURITIES LENDING TRUST


                         TWO INTERNATIONAL PLACE, 31ST FLOOR
                             BOSTON, MASSACHUSETTS 02110
                                    (617) 664-2500

                         STATEMENT OF ADDITIONAL INFORMATION

            STATE STREET NAVIGATOR SECURITIES LENDING GOVERNMENT PORTFOLIO
              STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO
         STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO

                                    APRIL 30, 1998

   State Street Navigator Securities Lending Trust (formerly Navigator Securities Lending Trust) (the "Trust") is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest in separate investment portfolios. In addition, each series of the Trust is diversified as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

   This Statement of Additional Information supplements information concerning the Trust and its portfolios, State Street Navigator Securities Lending Government Portfolio (formerly Navigator Securities Lending Government Portfolio), State Street Navigator Securities Lending Prime Portfolio (formerly Navigator Securities Lending Prime Portfolio) and State Street Navigator Securities Lending Short-Term Bond Portfolio (formerly Navigator Securities Lending Short-Term Bond Portfolio) (each, a "Portfolio" and collectively, the "Portfolios"), contained in the Trust's Prospectus dated April 30, 1998. As of the date hereof, State Street Navigator Securities Lending Government Portfolio and State Street Navigator Securities Lending Short-Term Bond Portfolio are not operational. This Statement is not a Prospectus and should be read in conjunction with the Trust's Prospectus, which may be obtained by telephoning or writing the Trust at the number or address shown above.

ITEM 11. TABLE OF CONTENTS



                                                                          PAGE
                                                                          ----
        GENERAL INFORMATION AND HISTORY. . . . . . . . . . . . . . . . .   B-2

        INVESTMENT OBJECTIVES AND POLICIES . . . . . . . . . . . . . . .   B-3

        MANAGEMENT OF THE REGISTRANT . . . . . . . . . . . . . . . . . .   B-4

        CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES. . . . . . .   B-5

        INVESTMENT ADVISORY AND OTHER SERVICES . . . . . . . . . . . . .   B-6

        BROKERAGE ALLOCATION AND OTHER PRACTICES . . . . . . . . . . . .   B-8

        CAPITAL STOCK AND OTHER SECURITIES . . . . . . . . . . . . . . .   B-9

        PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED . .   B-10

        TAX STATUS . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-12

        UNDERWRITERS . . . . . . . . . . . . . . . . . . . . . . . . . .   B-13

        CALCULATION OF PERFORMANCE DATA. . . . . . . . . . . . . . . . .   B-13

        FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . .   B-15



ITEM 12. GENERAL INFORMATION AND HISTORY

Not applicable.

ITEM 13. INVESTMENT OBJECTIVES AND POLICIES

INVESTMENT RESTRICTIONS

   The Trust has adopted the following fundamental investment policies, which, with respect to a Portfolio, may not be changed without the approval of a majority of the shareholders of the Portfolio. No Portfolio may:

   1. Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio's assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio's borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

   2. Make loans to any person or firm; provided, however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidence of indebtedness which is publicly distributed or of a type customarily purchased by institutional investors, or (ii) the entering into repurchase agreements, and provided further that a Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio's total assets.

   3. Engage in the business of underwriting securities issued by others, except that a Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

   4. Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

   5. Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities. Foreign and domestic branches of U.S. banks and U.S. branches of foreign banks are not considered a single industry for purposes of this restriction.

   6. With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio's holdings in the securities of such issuer exceeds 5% of the value of the Portfolio's assets or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.

   7. Purchase or sell real estate or real estate mortgage loans; provided, however, that a Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

   8. Invest in commodities, except that a Portfolio may purchase and sell financial futures contracts and options thereon.

INVESTMENT POLICIES

See Item 4 in Part A for a description of the Trust's investment policies.

PORTFOLIO TURNOVER

   The portfolio turnover rate for each Portfolio is calculated by dividing the lesser of purchases or sales of the Portfolio's securities for the particular year, by the monthly average value of the Portfolio's securities owned during the year. For purposes of determining the rate, all short-term securities, including options, futures, forward contracts and repurchase agreements, are excluded.

ITEM 14. MANAGEMENT OF THE REGISTRANT

BACKGROUND INFORMATION

   The Board of Trustees is responsible for overseeing generally the operation of the Portfolios. State Street serves as the Trust's adviser, custodian, transfer agent and administrator.

   The following table sets forth the name, address and age of the Trust's Trustees and officers, their positions with the Trust and their present and principal occupations during the past five years. An asterisk (*) indicates that a Trustee is an "interested person" of the Trust, as defined in the 1940 Act.





                                               POSITION WITH THE      PRINCIPAL OCCUPATION
          NAME, ADDRESS AND AGE                TRUST                  DURING PAST 5 YEARS
          ----------------------               ------                 -------------------

          *Michael A. Jessee, (51)             Trustee                President and Chief Executive
          One Financial Center, 20th Floor                            Officer of the Federal Home Loan
          Boston, Massachusetts 02110                                 Bank of Boston since June 5, 1989;
                                                                      Director of Financial Institutions
                                                                      Retirement Fund; member of the
                                                                      Policy Advisory Board, Joint
                                                                      Center for Housing Studies,
                                                                      Harvard University.


          George J. Sullivan, Jr., (55)        Trustee                President and Chief Executive
          260 Franklin Street                                         Officer, Newfound Consultants Inc.
          Boston, Massachusetts 02110                                 since 1997; Trustee, SEI group of
                                                                      mutual funds since 1996; General
                                                                      Partner, Teton Partners, L.P., 1991
                                                                      to 1996; member of the American
                                                                      Institute and Massachusetts Society
                                                                      of CPAs.


          Peter Tufano, (41)                   Trustee                Associate Professor of Business
          Graduate School                                             Administration at Harvard Business
          of Business Administration                                  School since 1994.
          Harvard University
          Boston, Massachusetts 02168

          Raymond P. Boulanger, (54)           Secretary              Partner, Goodwin, Procter & Hoar
          Goodwin, Procter & Hoar LLP                                 LLP
          Exchange Place
          Boston, Massachusetts 02109



                                         B-4

                                               POSITION WITH THE      PRINCIPAL OCCUPATION
          NAME, ADDRESS AND AGE                TRUST                  DURING PAST 5 YEARS
          ----------------------               ------                 -------------------


          Philip H. Newman, (45)               Assistant Secretary    Partner, Goodwin, Procter & Hoar
          Goodwin, Procter & Hoar LLP.                                LLP
          Exchange Place
          Boston, Massachusetts 02109



COMPENSATION

   The following table describes the compensation received by the Trustees from the Trust for the fiscal period ended December 31, 1997. During the fiscal period ended December 31, 1997, the Trust paid an aggregate of $45,000 to all Trustees.


                              TRUSTEE COMPENSATION TABLE


                                                                                      TOTAL
                               AGGREGATE       PENSION OR         ESTIMATED      COMPENSATION
                              COMPENSATION     RETIREMENT          ANNUAL             FROM
                                 FROM       BENEFIT ACCRUED AS    BENEFITS         INVESTMENT
                               INVESTMENT   PART OF INVESTMENT      UPON          COMPANY PAID
          TRUSTEE                COMPANY     COMPANY EXPENSES    RETIREMENT        TO TRUSTEES
          -------               -------     -----------------     ----------      -----------
     Michael A. Jessee          *$15,000          None              None           *$15,000
     George J. Sullivan, Jr     *$15,000          None              None           *$15,000
     Peter Tufano               *$15,000          None              None           *$15,000



*Each Trustee receives a fee of $3,750 for each meeting of the Board of Trustees he attends and is reimbursed for expenses incurred in attending such meetings.

ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS


   In connection with State Street's securities lending program, State Street holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. Such collateral may be invested in Trust shares from time to time. State Street, however, will pass through voting rights to its securities lending clients that have a beneficial interest in a Portfolio. Consequently, State Street will not be a controlling person of the Trust for purposes of the 1940 Act.

PRINCIPAL SHAREHOLDERS

   As of April 1, 1998, there were no shares outstanding for State Street Navigator Securities Lending Government Portfolio or State Street Navigator Securities Lending Short-Term Bond Portfolio, and the following shareholders owned of record 5% or more of the issued and outstanding shares of State Street Navigator Securities Lending Prime Portfolio:


                                                              PERCENTAGE OF
       SHAREHOLDER              PRINCIPAL ADDRESS             SHARES HELD
       -----------              -----------------             -----------

       Caisse de depot et       1981 Avenue McGill College,   12.795%
       Placement du Quebec      Montreal, Quebec H3A 3C7

       State of Michigan        Department of Treasury        5.098%
       Lottery                  430 W. Allegan Street
                                Lansing, MI 48922

       Morgan Stanley Asset     1221 Avenue of the Americas   10.081%
       Management Pooled        22nd Floor
       International FQ         New York, NY 10020

       Ontario Municipal        One University Avenue         6.690%
       Employees Retirement     Suite 1000
       Board                    Toronto, Ontario M5J 2P1


   The Trustees and officers of the Trust, as a group, own less than 1% of the Trust's voting securities.


ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

   Most of the Portfolios' necessary day-to-day operations are performed by separate business organizations under contract to the Trust. The principal service providers for the Portfolios are:

       Investment Adviser, Custodian,         State Street Bank and Trust
       Transfer Agent and Administrator:      Company

       Independent Accountants:               Price Waterhouse LLP

ADVISER

   State Street (or the "Adviser") serves as the investment adviser to the Portfolios pursuant to an Advisory Agreement dated as of March 4, 1996 ("Advisory Agreement") by and between State Street and the Trust. State Street Bank and Trust Company is a wholly owned subsidiary of State Street Corporation, a publicly held bank holding company. State Street's mailing address is 225 Franklin Street, Boston, MA 02110.

   Under the Advisory Agreement, the Adviser directs each Portfolio's investments in accordance with its investment objectives, policies and limitations. For these services, the Portfolio pays a fee to the Adviser at the rates stated in the Prospectus. The advisory fees for the fiscal year ended December 31, 1997 were $770,265.

   The contractual arrangements between the Trust and the Adviser have been approved initially for a two-year term by the Trustees, including a majority of the Trustees that are not "interested persons" of the Trust, as such term is defined in Section 2(a)(19) of the 1940 Act ("Independent Trustees"), and will continue thereafter from year to year provided that the arrangements are approved by the Trustees, including a majority of the Independent Trustees. The Agreement may be terminated without penalty by the Adviser upon 90 days' written notice or by the Trust on behalf of each Portfolio, upon 60 days' written notice and will terminate automatically upon its assignment.


ADMINISTRATOR

   State Street (or the "Administrator") serves as the administrator of each Portfolio pursuant to an Administration Agreement dated March 4, 1996 ("Administration Agreement') by and between State Street and the Trust. Under the Administration Agreement, the Administrator will, among other things: (i) provide each Portfolio with administrative and clerical services, including the maintenance of certain of the Portfolio's books and records; (ii) arrange the periodic updating of the Portfolio's Prospectuses and any supplements thereto; and (iii) provide proxy materials and reports to Portfolio shareholders and the Securities and Exchange Commission (the "SEC"). For these services, the Trust pays to the Administrator an annual fee based on the average daily net asset value of the Trust. The fee will be calculated by multiplying the first $300 million of each Portfolio's average daily net assets by 0.035%, the next $300 million of each Portfolio's average daily net assets by 0.02% and any amounts above $600 million of each Portfolio's average daily net assets by 0.005%.

   The Administration Agreement has been approved initially for a two-year term by the Trustees, and will continue from year to year unless terminated in writing by either the Administrator or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

CUSTODIAN AND TRANSFER AGENT

   State Street serves as the custodian ("Custodian") and transfer agent ("Transfer Agent") for each Portfolio of the Trust. State Street also provides the basic portfolio recordkeeping required by the Trust for regulatory and financial reporting purposes.


INDEPENDENT ACCOUNTANTS

   Price Waterhouse LLP serves as the Trust's independent accountants for each Portfolio of the Trust. Price Waterhouse LLP is responsible for performing annual audits of the financial statements and financial highlights in accordance with generally accepted auditing standards, a review of federal tax returns, and, pursuant to Rule 17f-2 of the 1940 Act, three security counts.

ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES

   All portfolio transactions are placed on behalf of the Portfolios by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The cost of securities purchased from underwriters includes an underwriting commission or concession.

   Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides, in substance and subject to specific directions from the Trust's Board of Trustees, that in executing portfolio transactions and selecting brokers or dealers, the principal objective is to seek the best net price and execution for the Trust. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.

   The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction, including principal transactions. Also, in evaluating the best overall terms available, the Adviser may consider the "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolios and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Portfolios to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

   The Trustees periodically review the Adviser's performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Portfolios and review the prices paid by the Portfolios over representative periods of time to determine if such prices are reasonable in relation to the benefits provided to the Portfolios. Certain services received by the Adviser attributable to a particular Portfolio transaction may benefit one or more other accounts for which the Adviser exercises investment discretion, or a Portfolio other than that for which the transaction was effected. The Adviser's fees are not reduced by the Adviser's receipt of such brokerage and research services.


ITEM 18. CAPITAL STOCK AND OTHER SECURITIES

   The Trust was organized as a Massachusetts business trust on June 15, 1995 and operates under a Master Trust Agreement, dated June 15, 1995. The Trust is authorized to issue shares of beneficial interest, par value $.001 per share, which may be divided into one or more series, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. The shares of each portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any portfolio series may have separate voting rights or no voting rights.

   As of the date of this Statement of Additional Information, the Trust is comprised of the following portfolio series, each of which commenced operations on the date set forth opposite the Portfolio's name:




                                                               COMMENCEMENT OF
                              NAME                                OPERATIONS
                              ----                                ----------
     State Street Navigator Securities Lending Prime Portfolio   May 15, 1996
       State Street Navigator Securities Lending Government           *
                          Portfolio
       State Street Navigator Securities Lending Short-Term           *
                       Bond Portfolio


--------------
* As of the date of this Statement of Additional Information, these Portfolios have not commenced operations.

   The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine.

   Any amendment to the Master Trust Agreement that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Trust's Board of Trustees.

   The Master Trust Agreement provides that shareholders shall not be subject to any personal liability for the acts or obligations of a portfolio series and that every written agreement, obligation, or other undertaking of a portfolio series shall contain a provision to the effect that the shareholders are not personally liable thereunder. If any present or past shareholder of any portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder's acts or omissions or for some other reason, the portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

   The Trust will not have an Annual Meeting of Shareholders. Special Meetings may be convened: (i) by the Board of Trustees; (ii) upon written request to the Board of Trustees by the holders of at least 10% of the outstanding shares; or
(iii) upon the Board of Trustee's failure to honor the shareholders' request described above, by holders of at least 10% of the outstanding shares giving notice of the special meeting to the shareholders.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

MANNER IN WHICH SHARES ARE OFFERED

   Shares of State Street Navigator Securities Lending Prime Portfolio are being offered to clients of State Street's securities lending program. Shares are sold on a private placement basis in accordance with Regulation D under the 1933 Act, are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee; assets of the Trust are not subject to a Rule 12b-1 fee.


VALUATION OF FUND SHARES

   STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO AND STATE STREET NAVIGATOR SECURITIES LENDING GOVERNMENT PORTFOLIO. Net asset value per share for the shares of each of State Street Navigator Securities Lending Prime Portfolio and State Street Navigator Securities Lending Government Portfolio is calculated as of 5:00 p.m. New York City time on each day on which the Boston Federal Reserve is open for business which excludes the following business holidays:
New Year's Day, Martin Luther King Jr. Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day.

   It is the policy of each of the Portfolios to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 net asset value per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, each Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Portfolio would receive if it sold the instrument.

   The Trustees have established procedures reasonably designed to stabilize each Portfolio's price per share at $1.00. These procedures include: (i) the determination of the deviation from $1.00, if any, of each Portfolio's net asset value using market values; (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation; and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.


   STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO. Net asset value per share is calculated for State Street Navigator Securities Lending Short-Term Bond Portfolio as of the close of the regular trading session on the New York Stock Exchange (currently 4:00 p.m. Eastern time on each day on which the New York Stock Exchange is open for business. Currently, the New York Stock Exchange is open for trading every weekday except New Year's Day, Martin Luther King Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.


   With the exceptions noted below, the Portfolio values its investment portfolio at market value. This generally means that equity securities and fixed income securities listed and traded principally on any national securities exchange are valued on the basis of the last sale price or, lacking any sales, at the closing bid price, on the primary exchange on which the security is traded. United States equity and fixed-income securities traded principally over-the-counter and options are valued on the basis of the last reported bid price. Futures contracts are valued on the basis of the last reported sale price.

   Because many fixed income securities do not trade each day, last sale or bid prices are frequently not available. Therefore, fixed income securities may be valued using prices provided by a pricing service when such prices are determined by the Custodian to reflect the market value of such securities.

   International securities traded over-the-counter are valued on the basis of best bid or official bid, as determined by the relevant securities exchange. In the absence of a last sale or best or official bid price, such securities may be valued on the basis of prices provided by a pricing service if those prices are believed to reflect the market value of such securities.

   The Portfolio values securities maturing within 60 days of the valuation date at amortized cost unless the Board of Trustees determines that amortized cost does not represent market value. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

ITEM 20. TAX STATUS

FEDERAL TAXES

   Each Portfolio intends to qualify for treatment as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a RIC, each Portfolio will not be liable for federal income taxes on taxable net investment income and capital gain net income (capital gains in excess of capital losses) that it distributes to its shareholders, provided that the Portfolio distributes annually to its shareholders at least 90% of its net investment income and net short-term capital gain in excess of net long-term capital losses ("Distribution Requirement"). For a Portfolio to qualify as a RIC it must abide by all of the following requirements: (i) at least 90% of the Portfolio's gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies ("Income Requirement"); (ii) at the close of each quarter of the Portfolio's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICS, and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the total assets of the Portfolio and that does not represent more than 10% of the outstanding voting securities of such issuer, and (iii) at the close of each quarter of the Portfolio's taxable year, not more than 25% of the market value of its total assets may be invested in the securities of any one issuer or two or more issuers in the same industry and which are controlled by the Portfolio (other than U.S. Government securities or the securities of other
RICs).

   Each Portfolio will be subject to a nondeductible 4% excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (a) 98% of its ordinary income for that year; (b) 98% of its capital gain net income for the one-year period ending on October 31 of that year; and (c) certain undistributed amounts from the preceding calendar year. For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such month will be deemed to have been received on December 31 of such year if the dividends are paid by the Portfolio subsequent to December 31 but prior to February 1 of the following year.

   If a shareholder receives a distribution taxable as long-term capital gain with respect to shares of a Portfolio and redeems or exchanges the shares without having held the shares for more than six months, then any loss on the redemption or exchange will be treated as long-term capital loss to the extent of the capital gain distribution.

STATE AND LOCAL TAXES

   Depending upon the extent of each Portfolio's activities in states and localities in which its offices are maintained, its agents or independent contractors are located or it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities.

   The foregoing discussion is only a summary of certain federal and state income tax issues generally affecting the Portfolios and their shareholders. Circumstances among investors may vary and each investor is encouraged to discuss investments in the Portfolios with the investor's tax adviser.

ITEM 21. UNDERWRITERS

Not Applicable.

ITEM 22. CALCULATION OF PERFORMANCE DATA

AVERAGE ANNUAL TOTAL RETURN

   STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO. State Street Navigator Securities Lending Short-Term Bond Portfolio computes average annual total return by using a standardized method of calculation required by the SEC. Average annual total return is computed by finding the average annual compounded rates of return on a hypothetical initial investment of $1,000 over the one-, five- and ten-year periods (or the life of the Portfolio as appropriate), that would equate the initial amount invested to the ending redeemable value, according to the following formula:


             n
     P (1+T)[ ]=ERV

          where:    P    =    a hypothetical initial payment of $1,000
                    T    =    average annual total return
                    n    =    number of years
                    ERV  =    ending redeemable value of a $1,000 payment
                              made at the beginning of the 1-, 5- and 10-year periods at the end of the year or period

   The calculation assumes that all dividends and distributions of the Portfolio are reinvested at the price calculated in the manner described in the Prospectus on the dividend dates during the period, and includes all recurring and nonrecurring fees that are charged to all shareholder accounts.

YIELD AND EFFECTIVE YIELD

STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO AND STATE STREET NAVIGATOR SECURITIES LENDING GOVERNMENT PORTFOLIO. The yield for each Portfolio is calculated daily based upon the seven days ending on the date of calculation ("base period"). The yields are computed by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the base period, subtracting a hypothetical charge reflecting deductions from shareholder accounts and dividing the net change in the account value by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365/7) with the resulting yield figure carried to the nearest hundredth of one percent. An effective yield is computed by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

                                            365/7
EFFECTIVE ~ YIELD=[(BASE ~ PERIOD RETURN+1)[     ]]-1

The following are the current and effective yields for State Street Navigator Securities Lending Prime Portfolio for the seven-day period ended December 31, 1997:


                    STATE STREET NAVIGATOR
                    SECURITIES LENDING PRIME
                    PORTFOLIO
                    Current Yield. . . . . . . . . . .   5.73%
                    Effective Yield. . . . . . . . . .   5.89%



   The yields quoted are not indicative of future results. Yields will depend on the type, quality, maturity, and interest rate of money market instruments held by the Portfolios.

   STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO. Yields are computed by using standardized methods of calculation required by the SEC. Yields are calculated by dividing the net investment income per share earned during a 30-day (or one month) period by the maximum offering price per share on the last day of the period, according to the following formula:


                  6
YIELD = 2[(a-b+1)[ ]-1]
        ------------
            cd

            where:  a    =    dividends and interest earned during the period;
                    b    =    expenses accrued for the period (net of
                              reimbursements);
                    c    =    average daily number of shares outstanding during
                              the period that were entitled to receive
                              dividends; and
                    d    =    the maximum offering price per share on the last
                              day of the  period.



Any yield quoted by the Portfolio is not indicative of future results. Yields will depend on the type, quality, maturity and interest rate of instruments held by the Portfolio.

ITEM 23. FINANCIAL STATEMENTS

FOLLOWING ARE STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING THE NOTES THERETO AND THE REPORT OF PRICE WATERHOUSE LLP THEREON.


                                                NAVIAGATOR SECURITIES LENDING PRIME PORTFOLIO
                                                           SCHEDULE OF INVESTMENTS
                                                              DECEMBER 31, 1997

NAME OF ISSURER                                 INTEREST              MATURITY           PRINCIPAL                AMORTIZED
AND TITLE OF ISSUE                                RATE                   DATE              AMOUNT                    COST+
------------------                                ----                   ----              ------                    ----

COMMERCIAL PAPER - 43.29%
ASSET BACKED SECURITIES CONSUMER - 4.54%

  Monte Rosa Capital Corp.                       5.840%               01/22/1998       $  79,000,000            $  78,730,873

  Monte Rosa Capital Corp.                       5.840%               01/26/1998          36,000,000               35,854,000

  Monte Rosa Capital Corp.                       5.830%               01/28/1998         100,000,000               99,562,750

  Monte Rosa Capital Corp.                       5.790%               02/10/1998          40,000,000               39,742,667
                                                                                                                -------------
                                                                                                                  253,890,290
                                                                                                                -------------

ASSET BACKED SECURITIES DIVERSIFIED - 7.88%

  Asset Securitization Cooperative Corp.         5.800%               02/13/1998          50,000,000               49,653,611

  Delaware Funding Corp.                         5.650%               01/13/1998          12,381,000               12,357,682

  Delaware Funding Corp.                         5.640%               01/16/1998          38,301,000               38,210,993

  Delaware Funding Corp.                         5.950%               01/16/1998          50,000,000               49,876,042

  Delaware Funding Corp.                         5.680%               02/11/1998          33,004,000               32,790,501

  Falcon Asset Securitization                    5.880%               01/13/1998          19,675,000               19,636,437

  Falcon Asset Securitization                    5.980%               01/13/1998          17,565,000               17,529,987

  Falcon Asset Securitization                    5.750%               01/14/1998          37,700,000               37,621,720

  Falcon Asset Securitization                    5.980%               01/14/1998           5,740,000                5,727,605

  Falcon Asset Securitization                    5.750%               01/15/1998          23,375,000               23,322,731

  Falcon Asset Securitization                    5.750%               01/20/1998          31,275,000               31,180,089

  Falcon Asset Securitization                    5.850%               01/20/1998          20,000,000               19,938,250

  Falcon Asset Securitization                    6.000%               01/20/1998          18,975,000               18,914,912

  Falcon Asset Securitization                    6.100%               01/20/1998          50,000,000               49,839,028

  Falcon Asset Securitization                    5.745%               01/26/1998          34,370,000               34,232,878
                                                                                                                -------------
                                                                                                                  440,832,466
                                                                                                                -------------

AUTOMOTIVE - 2.37%

  Daimler Benz North America                     5.510%               01/22/1998          25,000,000               24,919,646

  Daimler Benz North America                     5.540%               02/26/1998          79,785,000               79,097,430

  Daimler Benz North America                     5.540%               03/12/1998          28,900,000               28,588,683
                                                                                                                -------------
                                                                                                                  132,605,759
                                                                                                                -------------

BANK FOREIGN - 10.64%

  Abbey National North America                   5.520%               03/16/1998          25,000,000               24,716,333

  Den Danske Corp.                               5.570%               01/06/1998          50,000,000               49,961,319

  Den Danske Corp.                               5.660%               03/05/1998          50,000,000               50,000,000

  Den Danske Corp.                               5.687%               04/02/1998         150,000,000              150,000,000

  Nordbanken North America Inc.                  5.580%               01/12/1998          50,000,000               49,914,750

  Nordbanken North America, Inc.                 5.770%               03/12/1998          73,217,000               72,395,546

  Toronto Dominion Grand Cayman                  6.750%               01/02/1998         100,000,000              100,000,000

  Toronto Dominion Holdings                      5.540%               02/06/1998          25,000,000               24,861,500

  Woolwich Building                              5.690%               06/09/1998          75,000,000               73,115,188
                                                                                                                -------------
                                                                                                                  594,964,636
                                                                                                                -------------

BANK REGIONAL - 0.18%

  National City Corporation                      5.720%               02/02/1998          10,000,000                9,949,156
                                                                                                                -------------

                                                                    B-16

*  See notes to the financial statements.


                                                NAVIAGATOR SECURITIES LENDING PRIME PORTFOLIO
                                                           SCHEDULE OF INVESTMENTS
                                                              DECEMBER 31, 1997

NAME OF ISSURER                                 INTEREST              MATURITY           PRINCIPAL                AMORTIZED
AND TITLE OF ISSUE                                RATE                   DATE              AMOUNT                    COST+
------------------                                ----                   ----              ------                    ----


COMMERICAL PAPER - (CONTINUED)
FINANCE CAPTIVE - 11.57%

  Ford Motor Credit Company                      6.750%               01/02/1998        $100,000,000             $ 99,981,250

  Ford Motor Credit Company                      5.540%               01/09/1998          25,000,000               24,969,222

  General Motors Acceptance Corp.                5.650%               01/23/1998          75,000,000               74,741,042

  General Motors Acceptance Corp.                5.530%               02/05/1998          50,000,000               49,731,180



  Grand Metro Capital Corp.                      5.540%               01/07/1998          25,000,000               24,976,917

  Grand Metro Capital Corp.                      5.500%               03/31/1998          50,000,000               49,320,139

  IBM Credit Corp.                               5.530%               03/18/1998          75,000,000               74,124,417

  Sears Roebuck Acceptance Corp.                 5.650%               01/09/1998          50,000,000               49,937,222

  Sears Roebuck Acceptance Corp.                 5.560%               01/12/1998          50,000,000               49,915,055

  Sears Roebuck Acceptance Corp.                 5.950%               01/13/1998          50,000,000               49,900,833

  Sears Roebuck Acceptance Corp.                 5.950%               02/03/1998          50,000,000               49,727,292

  Sears Roebuck Acceptance Corp.                 5.600%               02/23/1998          50,000,000               49,587,778
                                                                                                                -------------
                                                                                                                  646,912,347
                                                                                                                -------------

FINANCE NON-CAPTIVE DIVERSIFIED - 3.92%

  General Electric Capital Corp.                 6.800%               01/02/1998         100,000,000               99,981,111

  General Electric Capital Corp.                 5.710%               01/13/1998          25,000,000               24,952,417

  General Electric Capital Corp.                 5.690%               02/11/1998          30,000,000               29,805,591

  General Electric Capital Corp.                 5.700%               03/11/1998          25,000,000               24,726,875

  General Electric Capital Corp.                 5.525%               03/13/1998          40,000,000               39,564,139
                                                                                                                -------------
                                                                                                                  219,030,133
                                                                                                                -------------

INSURANCE - 0.45%

  Prudential Funding Corp.                       5.560%               01/23/1998          25,000,000               24,915,056
                                                                                                                -------------
SOVEREIGN - 1.74%

  Caisse Des D' Amortissement
  De La Depte Sociale                            5.700%               06/11/1998         100,000,000               97,450,833
                                                                                                                -------------

TOTAL COMMERCIAL PAPER                                                                                          2,420,550,676
                                                                                                                -------------

                                                                    B-17

* See notes to the financial statements.


                                                NAVIAGATOR SECURITIES LENDING PRIME PORTFOLIO
                                                           SCHEDULE OF INVESTMENTS
                                                              DECEMBER 31, 1997

NAME OF ISSURER                                 INTEREST              MATURITY           PRINCIPAL                AMORTIZED
AND TITLE OF ISSUE                                RATE                   DATE              AMOUNT                    COST+
------------------                                ----                   ----              ------                    ----


BANK NOTES - 21.80%
BANK FOREIGN - 2.24%

  Abbey National Treasury                        5.875%               12/22/1998       $  50,000,000            $  50,008,090

  National Australia Bank                        5.735%               10/13/1998          25,000,000               24,985,988

  WESTPAC Banking Corp. (a)                      5.660%               04/21/1998          50,000,000               49,994,120
                                                                                                                -------------
                                                                                                                  124,988,198
                                                                                                                -------------

BANK MULTINATIONAL - 2.24%

  BankBoston NA                                  5.610%               01/08/1998         100,000,000              100,000,000

  First National Bank of Chicago                 6.140%               05/13/1998          25,000,000               24,992,844
                                                                                                                -------------
                                                                                                                  124,992,844
                                                                                                                -------------

BANK REGIONAL - 16.51%

  Branch Banking & Trust Company (a)             5.650%               03/20/1998          25,000,000               24,997,923

  Branch Banking & Trust Company (a)             5.690%               12/16/1998          50,000,000               49,990,672

  Comerica Bank (Detroit, Michigan) (a)          5.635%               06/10/1998          25,000,000               24,994,089

  Comerica Bank (Detroit, Michigan) (a)          5.643%               11/09/1998          50,000,000               49,974,432

  Corestates Bank NA, Philadelphia (a)           5.928%               03/20/1998          40,000,000               40,000,000

  First Bank NA (a)                              5.567%               07/15/1998         100,000,000               99,958,589

  Key Bank of New York (a)                       6.150%               04/15/1998          25,000,000               24,993,208

  Key Bank of New York (a)                       5.620%               08/20/1998          85,000,000               84,963,248

  Key Bank of New York (a)                       5.838%               09/23/1998          70,000,000               69,960,000

  NationsBank NA (a)                             5.781%               12/21/1998          50,000,000               49,965,029

  Old Kent Bank Trust Company
     Grand Rapids Michigan (a)                   5.630%               10/14/1998          25,000,000               24,994,106

  Old Kent Bank Trust Company
     Grand Rapids Michigan (a)                   5.650%               11/19/1998          50,000,000               49,982,797

  PNC Bank NA, Pittsburgh (a)                    6.120%               07/02/1998          40,000,000               39,982,087

  PNC Bank NA, Pittsburgh (a)                    5.620%               08/28/1998          40,000,000               39,987,153

  PNC Bank NA, Pittsburgh (a)                    5.600%               09/23/1998          40,000,000               39,980,165

  United States Bank National Association (a)    5.830%               10/21/1998          52,000,000               51,969,407

  United States Bank National Association (a)    5.830%               11/16/1998          37,000,000               36,974,882

  Wells Fargo & Company (a)                      5.771%               10/05/1998          50,000,000               49,976,441

  Wells Fargo & Company (a)                      5.761%               10/20/1998          70,000,000               69,960,085

                                                                                                                -------------
                                                                                                                  923,604,313
                                                                                                                -------------

FINANCE CAPTIVE - 0.36%

  Ford Motor Credit Company (a)                  5.700%               12/23/1998          20,000,000               19,992,470
                                                                                                                -------------

FINANCE NON-CAPTIVE DIVERSIFIED - 0.45%

  CIT Group Holdings, Inc. (a)                   5.640%               11/30/1998          25,000,000               24,988,877
                                                                                                                -------------

TOTAL BANK NOTES                                                                                                1,218,566,702
                                                                                                                -------------

                                                                    B-18

*See notes to the financial statements.


                                                NAVIAGATOR SECURITIES LENDING PRIME PORTFOLIO
                                                           SCHEDULE OF INVESTMENTS
                                                              DECEMBER 31, 1997

NAME OF ISSURER                                 INTEREST              MATURITY           PRINCIPAL                AMORTIZED
AND TITLE OF ISSUE                                RATE                   DATE              AMOUNT                    COST+
------------------                                ----                   ----              ------                    ----


CERTIFICATES OF DEPOSITS - 16.65%
BANK FOREIGN - 15.35%

  Bank of Scotland                               5.730%               03/18/1998       $  27,000,000             $ 27,001,967

  Barclays Bank Plc (a)                          5.620%               02/20/1998           6,000,000                5,999,088

  Barclays Bank Plc (a)                          5.600%               02/25/1998          35,000,000               34,996,392

  Barclays Bank Plc (a)                          5.670%               12/16/1998          25,000,000               24,986,011

  Bayerische Hypotheken-und Wechsel Bank         5.700%               01/12/1998          45,000,000               44,999,867

  Bayerische Hypotheken-und Wechsel Bank         5.850%               08/07/1998          25,000,000               24,990,003

  Bayerische Landesbank                          5.860%               07/17/1998          26,500,000               26,504,704

  Bayerische Landesbank                          5.775%               07/27/1998          50,000,000               49,996,119

  Bayerische Vereinsbank AG                      5.680%               03/30/1998         100,000,000              100,000,000

  Bayerische Vereinsbank AG                      5.850%               12/18/1998          89,000,000               88,926,339

  Canadian Imperial Bank Commerce                5.940%               10/23/1998          25,000,000               25,022,725

  Canadian Imperial Bank Commerce                5.800%               03/31/1998         100,000,000              100,000,000

  Deutsche Bank AG                               6.170%               05/22/1998          45,000,000               44,995,028

  Deutsche Bank AG                               5.950%               06/16/1998          57,000,000               57,007,026

  National Westminster Bank                      5.770%               02/27/1998          70,000,000               70,000,000

  Rabobank Nederland N. V.                       6.200%               04/10/1998          27,800,000               27,795,687

  Svenska Handelsbanken, Inc.                    5.550%               01/16/1998          25,000,000               24,942,187

  Union Bank Of Switzerland                      5.840%               02/05/1998          50,000,000               50,006,300

  Westdeutcshe Landesbank Giroz (a)              5.600%               03/06/1998          30,000,000               29,995,946
                                                                                                                -------------
                                                                                                                  858,165,389
                                                                                                                -------------

BANK MULTINATIONAL - 0.89%

  Morgan Guaranty Trust Company of New
     York (a)                                    5.815%               01/13/1998          50,000,000               49,999,135
                                                                                                                -------------

FINANCE CAPTIVE - 0.41%

  General Motors Acceptance Corp.                7.200%               01/29/1998          23,000,000               23,021,489
                                                                                                                -------------

TOTAL CERTIFICATES OF DEPOSITS                                                                                    931,186,013
                                                                                                                -------------

CORPORATE OBLIGATIONS - 9.73%
BANK FOREIGN - 1.79%

  Abbey National Treasury Services (a)           5.665%               02/13/1998         100,000,000              100,000,000
                                                                                                                -------------

BANK MULTINATIONAL - 0.89%

  Morgan Guaranty Trust Company
     of New York                                 5.630%               01/30/1998          50,000,000               49,998,452
                                                                                                                -------------

BANK REGIONAL - 2.06%

  Comerica Bank (Detroit, Michigan)              5.805%               01/21/1998          25,000,000               24,999,410

  Key Bank of New York                           5.660%               01/05/1998          20,000,000               19,999,811

  PNC Bank NA, Pittsburgh                        5.566%               01/09/1998          10,000,000                9,999,847

  PNC Bank NA, Pittsburgh (a)                    5.617%               02/20/1998          60,000,000               59,994,199
                                                                                                                -------------
                                                                                                                  114,993,267
                                                                                                                -------------

                                                                    B-19

*See notes to the financial statements.


                                                NAVIAGATOR SECURITIES LENDING PRIME PORTFOLIO
                                                           SCHEDULE OF INVESTMENTS
                                                              DECEMBER 31, 1997

NAME OF ISSURER                                 INTEREST              MATURITY           PRINCIPAL                AMORTIZED
AND TITLE OF ISSUE                                RATE                   DATE              AMOUNT                    COST+
------------------                                ----                   ----              ------                    ----


CORPORATE OBLIGATIONS - (CONTINUED)
FINANCE CAPTIVE - 2.19%

  Caterpillar Financial Services                 5.690%               01/12/1998       $  30,000,000            $  30,000,000

  Ford Motor Credit Company                      6.250%               02/26/1998           8,000,000                8,000,381

  General Motors Acceptance Corp.                5.375%               03/09/1998           9,900,000                9,850,500

  General Motors Acceptance Corp. (a)            6.270%               04/17/1998          35,000,000               35,002,441

  General Motors Acceptance Corp. (a)            5.786%               09/21/1998          30,000,000               29,975,546

  IBM Credit Corp.                               5.650%               02/27/1998          10,000,000                9,999,297
                                                                                                                -------------
                                                                                                                  122,828,165
                                                                                                                -------------

FINANCE NON-CAPTIVE DIVERSIFIED - 1.46%

  Avco Financial Services Inc. (a)               5.815%               11/17/1998          25,000,000               25,000,000

  CIT Group Holdings, Inc. (a)                   5.610%               01/28/1998          56,500,000               56,496,363
                                                                                                                -------------
                                                                                                                   81,496,363
                                                                                                                -------------

INSURANCE - 1.34%

  Tiers Trust (a) (b)                            5.980%               10/15/2003          75,000,000               75,000,000
                                                                                                                -------------

TOTAL CORPORATE OBLIGATIONS                                                                                       544,316,247
                                                                                                                -------------


TIME DEPOSITS - 9.63%
BANK MULTINATIONAL - 4.47%

  Chase Bank                                     5.000%               01/02/1998         100,000,000              100,000,000

  Chase Bank                                     6.250%               01/02/1998         150,000,000              150,000,000
                                                                                                                -------------

                                                                                                                  250,000,000
                                                                                                                -------------

BANK REGIONAL - 5.16%

  First Union National Bank, Charlotte,
     North Carolina                              4.500%               01/02/1998          50,000,000               50,000,000

  Pittsburgh National Bank Nassau                6.750%               01/02/1998          50,000,000               50,000,000

  National City Bank Grand Cayman                5.000%               01/02/1998          88,194,000               88,194,000

  Wachovia Bank & Trust                          5.500%               01/02/1998         100,000,000              100,000,000


                                                                                                                -------------
                                                                                                                  288,194,000
                                                                                                                -------------

TOTAL TIME DEPOSITS                                                                                               538,194,000
                                                                                                                -------------

U.S. GOVERNMENT AND AGENCY OBLIGATIONS - 1.61%
AGENCY - 1.61%

  Federal Farm Credit Banks (a)                  5.550%               02/03/1998          90,000,000               89,994,813
                                                                                                                -------------

TOTAL U.S. GOVERNMENT AND AGENCY OBLIGATIONS                                                                       89,994,813
                                                                                                                -------------

                                                                    B-20

*See notes to the financial statements.


                                                NAVIAGATOR SECURITIES LENDING PRIME PORTFOLIO
                                                           SCHEDULE OF INVESTMENTS
                                                              DECEMBER 31, 1997

NAME OF ISSURER                                 INTEREST              MATURITY           PRINCIPAL                AMORTIZED
AND TITLE OF ISSUE                                RATE                   DATE              AMOUNT                    COST+
------------------                                ----                   ----              ------                    ----


VARIABLE RATE MEDIUM TERM NOTES - 1.25%
BANK REGIONAL - 1.25%

  NationsBank Corporation (a)                    5.828%               12/01/1998       $  40,000,000            $  40,000,000

  NationsBank Corporation (a)                    5.887%               12/14/1998          30,000,000               30,000,000
                                                                                                                -------------

TOTAL VARIABLE RATE MEDIUM TERM NOTES                                                                              70,000,000
                                                                                                                -------------

TOTAL INVESTMENTS --103.96%                                                                                     5,812,808,451

OTHER ASSETS LESS LIABILITIES --(3.96)%                                                                         (221,397,294)
                                                                                                                -------------
NET ASSETS -- 100.0%                                                                                           $5,591,411,157
                                                                                                                -------------
                                                                                                                -------------




+    See note 2 to the financial statements.

(a) Floating Rate Note - Interest rate shown is rate in effect at December 31, 1997. Maturity date shown represents actual maturity date of security. The effective maturity date determined by the next reset date falls within the guidelines of Rule 2a-7.

(b) Pursuant to Rule 144A of the Securities Act of 1933, the security may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 1997, this security amounted to $75,000,000 or 1.34% of the Fund's net assets.



                                         B-21

* See notes to the financial statements.

NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1997
--------------------------------------------------------------------------------

ASSETS:
Investments in securities, at amortized cost . . . . . . . .     $5,812,808,451
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . .                682
Interest receivable. . . . . . . . . . . . . . . . . . . . .         29,927,061
Deferred organization expense. . . . . . . . . . . . . . . .            131,865
Prepaid insurance. . . . . . . . . . . . . . . . . . . . . .             13,490
                                                                  --------------
Total Assets . . . . . . . . . . . . . . . . . . . . . . . .      5,842,881,549
                                                                  --------------

LIABILITIES:
Payable for investments purchased. . . . . . . . . . . . . .        250,233,411
Dividend Payable . . . . . . . . . . . . . . . . . . . . . .            891,462
Advisory fee payable . . . . . . . . . . . . . . . . . . . .            156,972
Administration fee payable . . . . . . . . . . . . . . . . .             69,177
Custodian fee payable. . . . . . . . . . . . . . . . . . . .             31,057
Transfer agent fee payable . . . . . . . . . . . . . . . . .             27,917
Trustees fees payable. . . . . . . . . . . . . . . . . . . .              8,044
Other accrued expenses and liabilities . . . . . . . . . . .             52,352
                                                                  --------------
Total Liabilities. . . . . . . . . . . . . . . . . . . . . .        251,470,392
                                                                  --------------

NET ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .     $5,591,411,157
                                                                  --------------
                                                                  --------------
NET ASSETS CONSIST OF:
Capital stock, $0.001 par value;
     5,591,412,802 shares issued and outstanding . . . . . .         $5,591,413
Capital paid in excess of par. . . . . . . . . . . . . . . .      5,585,821,389
Accumulated net realized loss on investments . . . . . . . .             (1,645)
                                                                  --------------
NET ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .     $5,591,411,157
                                                                  --------------
                                                                  --------------

Net asset value, offering, and redemption price per share. .              $1.00
                                                                          -----
                                                                          -----


                                         B-22

* See notes to the financial statements.

NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

INVESTMENT INCOME:
Interest . . . . . . . . . . . . . . . . . . . . . . . . . .       $249,120,173
                                                                   ------------
EXPENSES:
Advisory fee . . . . . . . . . . . . . . . . . . . . . . . .            770,265
Administration fee . . . . . . . . . . . . . . . . . . . . .            355,777
Custodian fee. . . . . . . . . . . . . . . . . . . . . . . .            153,783
Insurance expense. . . . . . . . . . . . . . . . . . . . . .            146,219
Transfer agent fee . . . . . . . . . . . . . . . . . . . . .             91,621
Trustees fees. . . . . . . . . . . . . . . . . . . . . . . .             40,823
Amortization of organization expenses. . . . . . . . . . . .             39,162
Audit fee. . . . . . . . . . . . . . . . . . . . . . . . . .             28,900
Legal fee. . . . . . . . . . . . . . . . . . . . . . . . . .             19,972
Miscellaneous expense. . . . . . . . . . . . . . . . . . . .              3,329
                                                                   ------------
Total expenses . . . . . . . . . . . . . . . . . . . . . . .          1,649,851
                                                                   ------------
Net investment income. . . . . . . . . . . . . . . . . . . .        247,470,322
                                                                   ------------

NET REALIZED LOSS ON INVESTMENTS
Net realized loss on investments . . . . . . . . . . . . . .             (2,714)
                                                                   ------------

Net increase in net assets resulting from operations . . . .       $247,467,608
                                                                   ------------
                                                                   ------------

                                         B-23

*See notes to the financial statements.

NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------



                                                            FOR THE PERIOD
                                                            MAY, 15 1996*
                                         YEAR ENDED         THROUGH
                                         DECEMBER 31, 1997  DECEMBER 31, 1997
                                         -----------------  -----------------
INCREASE (DECREASE) in Net Assets:

FROM OPERATIONS:
Net investment income. . . . . . . . . .     $247,470,322           $61,100,394
Net realized gain (loss) on investments            (2,714)                1,322
                                          ---------------    ------------------
Net increase in net assets resulting
     from operations . . . . . . . . . .      247,467,608            61,101,716
                                          ---------------    ------------------
DISTRIBUTIONS FROM:
     Net investment income . . . . . . .     (247,470,322)          (61,100,647)
                                          ---------------    ------------------
Net decrease in net assets from
     distributions . . . . . . . . . . .     (247,470,322)          (61,100,647)
                                          ---------------    ------------------
FROM FUND SHARE TRANSACTIONS (AT CONSTANT $1.00 PER SHARE):

Proceeds from shares sold. . . . . . . .   27,389,659,804         9,723,270,848
Issued to shareholders in reinvestment
     of dividends. . . . . . . . . . . .      246,578,860            61,100,647
Cost of redemptions. . . . . . . . . . .  (24,922,725,873)       (6,906,481,384)
                                          ---------------    ------------------
     Net increase in net assets from
     Fund share transactions . . . . . .    2,713,512,791         2,877,890,111
                                          ---------------    ------------------
Net increase in net assets . . . . . . .    2,713,510,077         2,877,891,180

NET ASSETS:
Beginning of period (See Note 7) . . . .    2,877,901,080                 9,900
                                          ---------------    ------------------
End of period. . . . . . . . . . . . . .   $5,591,411,157        $2,877,901,080
                                          ---------------    ------------------
                                          ---------------    ------------------


* Commencement of investment operationsNAVIGATOR SECURITIES LENDING PRIME

*See notes to the financial statements.

NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------



                                                            FOR THE PERIOD
                                                            MAY, 15 1996*
                                         YEAR ENDED         THROUGH
                                         DECEMBER 31, 1997  DECEMBER 31, 1997
                                         -----------------  -----------------

PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period . .           $1.000                $1.000
                                                 --------              --------
Net investment income  . . . . . . . . .           0.0560                0.0342
Distributions from net investment income          (0.0560)              (0.0342)
                                                 --------              --------
Net asset value, end of period . . . . .           $1.000                $1.000
                                                 --------              --------
                                                 --------              --------
TOTAL INVESTMENT RETURN (a). . . . . . .             5.75%                 3.47%

RATIOS AND SUPPLEMENTAL DATA:
Ratio of expenses to average net assets              0.04%           0.06%(b)(c)
Ratio of net investment income to
     average net assets. . . . . . . . .            5.62%           5.47%(b)(c)
Net assets, end of period (in millions)            $5,591                $2,878



*See notes to the financial statements.

NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.  ORGANIZATION AND FUND DESCRIPTION
The Navigator Securities Lending Trust (the "Trust") was organized as a Massachusetts business trust on June 15, 1995 and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Trust has established three series of shares of beneficial interest representing interests in three separate portfolios:
Navigator Securities Lending Government Portfolio, Navigator Securities Lending Prime Portfolio and Navigator Securities Lending Short-Term Bond Portfolio. Currently, only Navigator Securities Lending Prime Portfolio (the "Fund") has commenced operations. The Fund is a money market fund used as a vehicle for the investment of cash collateral received in conjunction with securities loans under the Global Securities Lending Program maintained by State Street Bank and Trust Company. The Fund's objective is to maximize current income to the extent consistent with the preservation of capital and liquidity. Participation in the Trust is limited to participants in the Global Securities Lending Program.

2.  SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the
Fund:

SECURITY VALUATION: Investments are valued at amortized cost, which approximates market value.

SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME: Securities transactions are recorded on trade date. Realized gains and losses on sales of securities are determined on the basis of identified cost. Interest income is recorded on the accrual basis. Interest income is increased by accretion of discount and reduced by amortization of premium.

REPURCHASE AGREEMENTS: A repurchase agreement customarily obligates the seller at the time it sells securities to the Fund to repurchase the securities at a mutually agreed upon price and time which, in the case of the Fund's transactions, is within seven days. The total amount received by the Fund on repurchase is calculated to exceed the price paid by the Fund, reflecting an agreed upon market rate of interest for the period of time to the settlement date, and is not necessarily related to the interest rate on the underlying securities. The underlying securities are ordinarily United States government securities, but may consist of other securities in which the Fund is permitted to invest. Repurchase agreements are fully collateralized at all times. The use of repurchase agreements involves certain risks. For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Fund will seek to dispose of such securities, which action could involve costs or delays. The Fund may enter into repurchase agreements maturing within seven days with domestic dealers, banks and other financial institutions deemed to be creditworthy by the Adviser, State Street global Advisors, a division of State Street Bank and Trust Company.

ORGANIZATION EXPENSES: The Fund bears all costs in connection with its organization. All such costs are being amortized using the straight line method over a period of five years from commencement of the Fund's operations.

FEDERAL INCOME TAXES: It is the policy of the Fund to distribute all of its income within the prescribed time and otherwise comply with the provisions of the Internal Revenue Code applicable to regulated investment companies. It is also the intention of the Fund to distribute an amount sufficient to avoid imposition of any excise tax under Section 4982 of the Internal Revenue Code of 1986. Therefore, no provision has been made for federal taxes on income, capital gains or unrealized appreciation of securities held, and excise tax on income and capital gains.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS: The Fund declares and pays dividends daily from net investment income. Distributions from long-term capital gains, if any, will be made at least annually. Income distributions and capital gain distributions are determined in accordance with income tax regulations, which may differ from generally accepted accounting principles.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  FEES AND COMPENSATION PAID TO AFFILIATES
State Street Bank and Trust Company serves as the Fund's Administrator, Adviser, Custodian, and Transfer Agent.

ADVISORY FEE: Under the terms of the investment advisory agreement, the Fund pays an advisory fee at an annual rate of .0175% of the Fund's average daily net assets.

ADMINISTRATION FEE: Under the terms of the administration agreement, the Fund pays an annual administration fee equal to .035% of the Fund's average daily net assets up to $300 million, .020% of the next $300 million and .005% in excess of $600 million, subject to certain minimum requirements.

CUSTODIAN FEE: Under the terms of the custody agreement, the Fund pays an annual accounting fee equal to $30,000 plus a custodian fee equal to .0025% of the Fund's average daily net assets up to $1 billion, .0020% on the next $9 billion, and .0015% in excess of $10 billion, plus transaction costs.

TRANSFER AGENT FEE: Under the terms of the transfer agency agreement, the Fund pays a monthly fee of $2,500 plus transaction costs.

4.  TRUSTEE FEES
The Trust pays each trustee who is not an officer or employee of the Fund's Investment Adviser or Administrator $3,750 for each meeting of the Board of Trustees. Each trustee is reimbursed for out of pocket and travel expenses.

5.  INVESTMENT TRANSACTIONS
At December 31, 1997, the cost of investments for federal income tax purposes was the same as the cost for financial reporting purposes.

6.  BENEFICIAL INTEREST
At December 31, 1997, there were four shareholders who each owned over 5% of the Fund's outstanding shares, amounting to 34% of total shares. A redemption by one or more of the Fund's shareholders may cause the remaining shareholders to bear proportionately higher operating expenses and otherwise affect the Fund's future liquidity and investment operations.

7.  INITIAL CAPITALIZATION AND OFFERING OF SHARES
During the period March 21, 1996 to May 15, 1996 the Fund had no operations other than those related to organizational matters, including the initial capital contribution of $9,900 and the issuance of 9,900 shares. There were no additional transactions until regular investment operations commenced on May 15, 1996.

                          REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Trustees
and Shareholders of the
Navigator Securities Lending
Prime Portfolio


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Navigator Securities Lending Prime Portfolio (the "Fund") at December 31, 1997, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1997 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Boston, MA
February 12, 1998

                                        PART C

     ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements:

               (1) Financial Statements included in Part B of this Registration Statement:

                    Audited Financial Statements for the period ended December 31, 1997 as follows:

                    Portfolio of Investments
                    Statement of Assets and Liabilities
                    Statement of Operations
                    Statement of Changes in Net Assets
                    Financial Highlights
                    Notes to Financial Statements
                    Report of Independent Accountants


          (b)  Exhibits:

               1    Master Trust Agreement (Agreement and Declaration of
                    Trust), effective as of June 15, 1995, and amendments thereto incorporated by reference to original registration statement on Form N-1A (File No. 811-0756) filed on June 20, 1996 (the "Registration Statement").

               2 By-Laws incorporated by reference to the Registration Statement filed on June 20, 1996.

               3    None.

               4    None.

               5 Investment Advisory Agreement between State Street Navigator Securities Lending Trust (the "Trust") and State Street Bank and Trust Company incorporated by reference to the Registration Statement filed on June 20, 1996.


               6    *

               7    Not Applicable.

------------------------

          * Pursuant to General Instruction F4 of Form N-1A, a registration statement filed under only the Investment Company Act of 1940 shall consist of the facing sheet of the Form, responses to all items of Parts A and B except Items 1, 2, 3 and 5A of Part A thereof, responses to all items of Part C except Items 24(b)(6), 24(b)(10), 24(b)(11), 24(b)(12) and 24(b)(16), required signatures, and all other documents that are required or which the Registrant may file as part of the registration statement.

               8 Custodian Agreement between State Street Navigator Securities Lending Trust (the "Trust") and State Street Bank and Trust Company incorporated by reference to the Registration Statement filed on June 20, 1996.

               9(a) Transfer Agency Agreement between State Street Navigator
                    Securities Lending Trust (the "Trust") and State Street Bank and Trust Company incorporated by reference to the Registration Statement filed on June 20, 1996.

               9(b) Administrative Services Agreement between State Street
                    Navigator Securities Lending Trust (the "Trust") and State Street Bank and Trust Company incorporated by reference to the Registration Statement filed on June 20, 1996.


               10   *


               11   Consent of Independent Accountants.


               12   *

               13   None.

               14   Not Applicable.

               15   Not Applicable

               16   *


               17   Financial Data Schedule.


               18   Not Applicable.

               19 Certificate of Assistant Secretary incorporated by reference to the Registration Statement filed on June 20, 1996.

     ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

          Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.


-----------------------------

     * Pursuant to General Instruction F4 of Form N-1A, a registration statement filed under only the Investment Company Act of 1940 shall consist of the facing sheet of the Form, responses to all items of Parts A and B except Items 1, 2, 3 and 5A of Part A thereof, responses to all items of Part C except Items 24(b)(6), 24(b)(10), 24(b)(11), 24(b)(12) and
     24(b)(16), required signatures, and all other documents that are required or which the Registrant may file as part of the registration statement.

     ITEM 26. NUMBER OF HOLDERS OF SECURITIES


          As of April 1, 1998, the record holders of each class of Registrant's securities were as follows:

     Title of Class                               Number of Record Holders
     State Street Navigator Securities
     Lending Prime Portfolio                                250

     State Street Navigator Securities
     Lending Government Portfolio                           None

     State Street Navigator Securities
     Lending Short-Term Bond Portfolio                      None


     ITEM 27. INDEMNIFICATION

          Under Article VI of the Registrant's Master Trust Agreement, the Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

          Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to Trustees, officers, underwriters and controlling persons of the Registrant, pursuant to Article VI of the Registrant's Master Trust Agreement, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

          The Investment Management Area of State Street Bank and Trust Company ("State Street") serves as adviser to the Registrant. State Street, a Massachusetts trust company, currently manages large institutional accounts and collective investment funds. The business, profession, vocation or employment of a substantial nature that each director or officer of the investment adviser is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee, is as follows:



                                        POSITION      BUSINESS AND OTHER
                                         WITH          POSITIONS WITHIN
               NAME                     ADVISER        LAST TWO YEARS*
               ----                     -------        ---------------

     Tenley E. Albright, MD. . . .      Director       Chairman, Western
                                                       Resources Inc.

     Joseph A. Baute . . . . . . .      Director       Former Chairman and CEO,
                                                       Markem Corporation

     I. MacAlister Booth . . . . .      Director       Retired Chairman,
                                                       President and CEO,
                                                       Polaroid Corporation

     Marshall N. Carter. . . . . .      Chairman       State Street Bank and
                                        and CEO        Trust Company

     James I. Cash, Jr . . . . . .      Director       The James E. Robison
                                                       Professor of Business
                                                       Administration, Harvard
                                                       Business School

     Truman S. Casner. . . . . . .      Director       Partner, Ropes & Gray

     Nader F. Darehshori . . . . .      Director       Chairman, President and
                                                       CEO, Houghton Mifflin
                                                       Company

     Arthur L. Goldstein . . . . .      Director       Chairman and CEO, Ionics,
                                                       Inc.

     Charles F. Kaye . . . . . . .      Director       President, Transportation
                                                       Investments, Inc.

                                        POSITION      BUSINESS AND OTHER
                                         WITH          POSITIONS WITHIN
               NAME                     ADVISER        LAST TWO YEARS*
               ----                     -------        ---------------

     John M. Kucharski . . . . . .      Director       Chairman, President and
                                                       CEO, EG&G, Inc.

     Charles R. LaMantia, MD . . .      Director       President and CEO, Arthur
                                                       D. Little, Inc.

     David B. Perini . . . . . . .      Director       Chairman and President,
                                                       Perini Corporation

     Dennis J. Picard. . . . . . .      Director       Chairman and CEO,
                                                       Raytheon Company

     Alfred Poe. . . . . . . . . .      Director       Former President, Meal
                                                       Enhancement Group,
                                                       Campbell Soup Company

     Bernard W. Reznicek . . . . .      Director       President, Premier Group;
                                                       Retired Chairman and
                                                       CEO, Boston Edison
                                                       Company

     David A. Spina. . . . . . . .      President and  State Street Bank and
                                        COO            Trust Company

     Robert E. Weissman. . . . . .      Director       President and CEO,
                                                       Cognizant Corporation




     * Address of all individuals: State Street Corporation, 225 Franklin Street, Boston, Massachusetts 02110

     ITEM 29. PRINCIPAL UNDERWRITERS

          Not Applicable

     ITEM 30. LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained in the physical possession of State Street, the Registrant's investment adviser, administrator, custodian and transfer agent, 225 Franklin Street, Boston, Massachusetts 02110.

     ITEM 31. MANAGEMENT SERVICES

          None.

     ITEM 32. UNDERTAKINGS

         (a) . . . Not applicable.

         (b) . . . Not applicable.

         (c) . . . Not applicable.

                                      SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 21 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston, and Commonwealth of Massachusetts on the 29th day of April, 1998.

          STATE STREET NAVIGATOR SECURITIES LENDING TRUST


           /S/ M. Bradley Jacobs
          ----------------------
     M. Bradley Jacobs, Attorney-In-Fact

                                     Exhibit List

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
11.                                          Consent of Independent Accountants
17.                                          Financial Data Schedule